EXHIBIT (23.1)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-3 of U.S. Trust Corporation pertaining to the resale of 226,476 shares by certain selling shareholders, of our report dated January 21, 1998, on our audits of the consolidated financial statements of U.S. Trust Corporation and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.


                                            /s/PricewaterhouseCoopers LLP
                                            ------------------------------
                                            PricewaterhouseCoopers LLP

New York, New York
February 10, 1999